Exhibit (h)(i)
CONTROLLED EQUITY OFFERINGSM
SALES AGREEMENT
February 28, 2017

Cantor Fitzgerald & Co.
499 Park Avenue
New York, New York 10022

Ladies and Gentlemen:

Fiduciary/Claymore MLP Opportunity Fund, a statutory trust organized under the laws of the State of Delaware (the “Fund”), and Guggenheim Funds Investment Advisors, LLC, a Delaware limited liability company (the “Adviser”), confirm their agreement (this “Agreement”) with Cantor Fitzgerald & Co. (“CF&Co”), as follows:
1. Issuance and Sale of Shares.  The Fund agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may sell through CF&Co, acting as agent and/or principal, up to 4,750,000 (the “Shares”) of the Fund’s common shares of beneficial interest, $0.01 par value per share (the “Common Shares”) as the Fund and CF&Co shall mutually agree from time to time.  Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 on the number of Shares issued by the Fund, and sold through CF&Co under this Agreement, shall be the sole responsibility of the Fund, and CF&Co shall have no obligation in connection with such compliance.  The issuance and sale of the Shares through CF&Co will be effected pursuant to the Registration Statement (as defined below) filed by the Fund and declared effective by the Securities and Exchange Commission (the “Commission”).
The Fund has entered into an Investment Advisory Agreement, dated as of February 3, 2010 with the Adviser (such agreement, or the most recent successor agreement between such parties relating to advisory services, the “Advisory Agreement”). The Fund has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”) and the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Investment Company Act”), with the Commission a registration statement on Form N-2 (File Nos. 333-213517 and 811-21652) (the “registration statement”).  Except where the context otherwise requires, the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, as such section applies to CF&Co (the “Effective Time”), including (i) all documents filed as part thereof or incorporated or deemed to be incorporated by reference therein and (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 497 under the Securities Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Securities Act, to be part of such registration statement at the Effective Time is herein called the “Registration Statement.” Except where the context otherwise requires, “Basic Prospectus” as used herein, means the base prospectus included as part of the Registration Statement, in the form in which it has most recently been filed with the Commission prior to the date of this Agreement.  Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means, collectively, the final prospectus supplements to the Basic Prospectus, relating to the Shares, filed by the Fund with the Commission pursuant to Rule 497(b) under the Securities Act, in the form furnished by the Fund to CF&Co for use by CF&Co in connection with the distribution of the Shares pursuant to an at-the-market offering as contemplated by this Agreement.  The Fund shall furnish to CF&Co, for use by CF&Co, copies of the Basic Prospectus, as supplemented by the Prospectus Supplement, relating to the Shares.  The Basic Prospectus, as it may be supplemented by the Prospectus Supplement, in the form in which such Basic Prospectus and/or Prospectus Supplement have most recently been filed by the Fund with the Commission pursuant to Rule 497 under the Securities Act, is herein called the “Prospectus.”  For purposes of this Agreement, all references to the Registration Statement, the Prospectus, or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System (“EDGAR”).
2. Placements.  Each time that the Fund wishes to sell Shares hereunder (each, a “Placement”), it will notify CF&Co by e-mail notice (a “Placement Notice”), or other method mutually agreed to in writing by the parties, containing the parameters in accordance with which the Fund desires the Shares to be sold, which shall at a minimum include the number of Shares to be issued (“Placement Shares”), the time period during which sales are requested to be made, the amount of compensation proposed to be paid by the Fund to CF&Co, any limitation on the number of Placement Shares that may be sold in any one day and the effective Minimum Daily Price (as defined below) below which sales may not be made.  A form Placement Notice containing such minimum sales parameters necessary is attached hereto as Schedule 1.  The Placement Notice shall originate from any of the individuals from the Fund (or its designee) set forth on Schedule 2, and shall be addressed to each of the individuals from CF&Co set forth on Schedule 2, as such Schedule 2 may be amended from time to time upon the mutual agreement of the parties.  The Placement Notice shall be effective upon receipt by CF&Co unless and until (i) in accordance within the notice requirements set forth in Section 4, CF&Co declines to accept the terms contained therein within two (2) Trading Days of receipt of such Placement Notice, for any reason, in its sole discretion, (ii) the entire amount of the Placement Shares have been sold, (iii) in accordance with the notice requirements set forth in Section 4, the Fund suspends or terminates the Placement Notice, (iv) the Fund issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, or (v) the Agreement has been terminated under the provisions of Section 11.  The amount of compensation to be paid by the Fund to CF&Co with respect to each Placement shall not exceed two percent (2%) of gross proceeds for each Placement.  It is expressly acknowledged and agreed that neither the Fund nor CF&Co will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Fund delivers a Placement Notice to CF&Co and CF&Co does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein.  In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

3. Sale of Placement Shares by CF&Co.  Subject to the terms and conditions herein set forth, upon the Fund’s issuance of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, CF&Co, for the period specified in the Placement Notice, will use its commercial best efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the New York Stock Exchange (the “NYSE”), to sell on behalf of the Fund as agent and/or principal, such Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice.  CF&Co will provide written confirmation to the Fund no later than the opening of the Trading Day (as defined below) next following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the spread above the effective Minimum Daily Price on such Trading Day at which the Placement Shares were sold, the compensation payable by the Fund to CF&Co with respect to such sales, and the Net Proceeds (as defined below) payable to the Fund.  CF&Co may sell Placement Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act).  CF& Co may also, with the prior consent of the Fund, sell Placement Shares in negotiated transactions at prices at least equal to the effective Minimum Daily Price, for which the amount of compensation to be paid by the Fund to CF&Co shall be determined by mutual agreement.  CF&Co covenants that it will comply with any applicable prospectus delivery requirements imposed under applicable federal and state securities laws.
The price per Share shall be determined by reference to the current bids, offers and executed trades on the Fund’s primary exchange.  The parties hereto acknowledge that the Fund is registered under the Investment Company Act as a closed-end management investment company and is subject to Section 23(b) of the Investment Company Act which prohibits sales of any Shares at a price below the current net asset value of the Shares, exclusive of any distributing commission or discount (which net asset value shall be determined as of a time within forty-eight hours, excluding Sundays and holidays, next preceding the time of such determination). In this connection, each Placement Notice from the Fund shall specify the effective minimum daily price below which the Placement Shares may not be sold by CF&Co on any Trading Day (the “Minimum Daily Price”) and, during the term of the Placement Notice, shall update the Minimum Daily Price by 9 a.m. Eastern Time on each Trading Day, based upon changes in the net asset value of the Common Shares.
Notwithstanding anything to the contrary set forth in this Agreement or a Placement Notice, the Fund acknowledges and agrees that (i) there can be no assurance that CF&Co will be successful in selling any Placement Shares or as to the price at which any Placement Shares are sold, if at all, and (ii) CF&Co will incur no liability or obligation to the Fund or any other person or entity if they do not sell Placement Shares for any reason other than a failure by CF&Co to use its commercial best efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the NYSE to sell such Placement Shares as provided under this Section 3.  For the purposes hereof, “Trading Day” means any day on which Common Shares are purchased and sold on the principal exchange or market on which the Common Shares are listed or quoted.

The Fund acknowledges and agrees that CF&Co has informed  the Fund that CF&Co may, from time to time, to the extent permitted under the Investment Company Act, Securities Act and the Exchange Act (as defined below), purchase and sell Common Shares for its own account while this Agreement is in effect provided that (i) no such purchase or sale shall take place while a Placement Notice is in effect (except to the extent CF&Co may engage in sales of Placement Shares purchased or deemed purchased from the Fund as a “riskless principal” or in a similar capacity) and (ii) the Fund has not, and shall in no way be deemed to have, authorized or consented to any such purchases or sales by CF&Co.
If either the Fund or CF&Co believes that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act (applicable to securities with an average daily trading volume of $1,000,000 that are issued by an issuer whose common equity securities have a public float value of at least $150,000,000) are not satisfied with respect to the Fund or the Common  Shares, it shall promptly notify the other party, and sales of Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.
4. Suspension of Sales.  The Fund or CF& Co. may, upon notice to the other party in writing, by telephone (confirmed promptly by verifiable facsimile transmission) by e-mail notice (or other method mutually agreed to in writing by the parties), suspend or refuse to undertake any sale of Placement Shares; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice.  Each of the parties hereto agrees that no notice pursuant to this Section 4 shall be effective against the other party unless it is made to one of the individuals named on Schedule 2 hereto, as such Schedule may be amended from time to time.
5. Settlement.
(a)  Settlement of Placement Shares.  Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the third (3rd) Business Day (as defined below) (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each a “Settlement Date”).  The amount of proceeds to be delivered to the Fund on a Settlement Date against the receipt of the Placement Shares sold (“Net Proceeds”) will be equal to the aggregate sales price at which such Placement Shares were sold, after deduction for (i) the commission or other compensation for such sales payable by the Fund to CF&Co, as the case may be, as set forth in the respective Placement Notice pursuant to Section 2 or Section 3 hereof, as the case may be, (ii) any other amounts due and payable by the Fund to CF&Co hereunder pursuant to Section 7(g) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(b)   Delivery of Shares.  On or before each Settlement Date, the Fund will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting CF&Co’s accounts or its designee’s account (provided CF&Co shall have given the Fund written notice of such designee prior to the Settlement Date) at The Depository Trust Company (“DTC”) through its Deposit and Withdrawal at Custodian (“DWAC”) service or by such other means of delivery as may be mutually agreed upon by the parties hereto and, upon receipt of such Placement Shares, which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form, CF&Co will, on each Settlement Date, deliver the related Net Proceeds in same day funds delivered to an account designated by the Fund prior to the Settlement Date.  If the Fund defaults on its obligation to deliver Placement Shares on a Settlement Date, the Fund agrees that in addition to and in no way limiting the rights and obligations set forth in Section 9 (Indemnification) hereto, it will (i) hold CF&Co harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Fund and (ii) pay to CF&Co any commission or other compensation to which it would have been entitled absent such default.

6. Representations and Warranties.
(a) Representations and Warranties of the Fund and the Adviser. The Fund and the Adviser represent and warrant to CF&Co that:

(i) Compliance with Registration Requirements.  The Registration Statement has been declared effective by the Commission under the Securities Act.  No order suspending the effectiveness of the Registration Statement is in effect and, to the knowledge of the Fund or the Adviser, no proceedings for such purpose have been instituted or are pending or contemplated by the Commission.

(a)
The Registration Statement as of the Effective Time complied in all material respects with the requirements of the Securities Act and the Investment Company Act.  As of the date when any post-effective amendment to the Registration Statement becomes effective, the Registration Statement, as amended as of the date when such post-effective amendment becomes effective, will comply in all material respects with the requirements of the Securities Act and the Investment Company Act.  The Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  As of the date when any post-effective amendment to the Registration Statement becomes effective, the Registration Statement, as amended as of the date when such post-effective amendment becomes effective, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(b)	The Basic Prospectus as of its date and the date it was filed with the Commission complied in all material respects with the requirements of the Securities Act and the Investment Company Act.

(c)
Each of the Prospectus Supplement and the Prospectus will comply, as of the date it is filed with the Commission, the date of the Prospectus Supplement, the time of purchase of the Shares related thereto and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with applicable rules under the Securities Act) in connection with any sale of Shares, will comply in all material respects with the requirements of the Securities Act and the Investment Company Act.  At no time during the period that begins on the earlier of the date of the Prospectus Supplement and the date the Prospectus Supplement is filed with the Commission and ends at the later of the time of purchase of the Shares related thereto and the end of the period during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with applicable rules under the Securities Act) in connection with any sale of Shares did or will any Prospectus Supplement or the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)
The representations and warranties set forth in clauses (a) through (c) above do not apply to, and neither the Fund nor the Adviser make any representations or warranties as to, statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Basic Prospectus, any Prospectus Supplement or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to CF&Co furnished to the Fund by CF&Co in writing expressly for use therein.

(e)
The Common Shares are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Fund meets the requirements for an at-the-market offering pursuant to Rule 415(a) under the Securities Act and the rules and regulations thereunder and published interpretations of such rules and regulations by the staff of the Commission.

(ii) Independent Accountants.  Ernst & Young LLP is the independent registered public accounting firm for the Fund as required by the Securities Act and the Investment Company Act.

(iii) Financial Statements.  The financial statements of the Fund included in the Registration Statement and the Prospectus, together with the related schedules (if any) and notes, present fairly in all material respects the financial position of the Fund at the dates indicated and the results of operations and cash flows of the Fund for the periods specified; and all such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved and comply in all material respects with all applicable accounting requirements under the Securities Act and the Investment Company Act.  The supporting schedules, if any, included in the Registration Statement present fairly, in accordance with GAAP, the information required to be stated therein, and the other financial and statistical information and data included in the Registration Statement, the Prospectus Supplement and the Prospectus are accurately derived from such financial statements and the books and records of the Fund.

(iv) No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Prospectus except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Fund (other than changes resulting from changes in the securities markets generally), whether or not arising in the ordinary course of business (any such change is called a “Fund Material Adverse Effect”) and (B) there have been no transactions entered into by the Fund that are material with respect to the Fund other than those in the ordinary course of its business as described in the Prospectus.

(v) Good Standing of the Fund.  The Fund has been duly formed and is in good standing and has a legal existence as a statutory trust under the laws of the State of Delaware and has power and authority to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement; and the Fund is duly qualified to transact business and is in good standing under the laws of each jurisdiction which requires qualification, except for any such jurisdiction where failure to be in good standing would not have a Fund Material Adverse Effect.

(vi) No Subsidiaries.  The Fund has no subsidiaries.

(vii) Investment Company Status.  The Fund is duly registered under the Investment Company Act as a closed-end, diversified management investment company under the Investment Company Act.  The Fund has not received any written notice from the Commission pursuant to Section 8(e) of the Investment Company Act with respect to the Investment Company Act Notification or the Registration Statement.  “Investment Company Act Notification” means a notification of registration of the Fund as an investment company under the Investment Company Act on Form N-8A, as the Investment Company Act Notification may be amended from time to time.

(viii) Officers and Trustees.  To the knowledge of the Fund or the Adviser, no person is serving or acting as an officer, trustee or investment adviser of the Fund except in accordance with the provisions of the Investment Company Act and the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (the “Advisers Act”). To the knowledge of the Fund or the Adviser, except as disclosed in the Registration Statement and the Prospectus, no trustee of the Fund is (A) an “interested person” (as defined in the Investment Company Act) of the Fund or (B) an “affiliated person” (as defined in the Investment Company Act) of CF&Co.  For purposes of this Section 6(a)(viii), the Fund and the Adviser shall be entitled to rely on representations from such officers and trustees.

(ix) Capitalization.  The Fund’s authorized, issued and outstanding Common Shares are as set forth in the Prospectus. All of the Fund’s issued and outstanding Common Shares have been duly authorized and validly issued and are fully paid and non-assessable (except as provided by the last sentence of Section 3.8 of the Fund’s Amended and Restated Agreement and Declaration of Trust (the “Declaration of Trust”)) and have been offered and sold or exchanged by the Fund in compliance with all applicable laws (including, without limitation, federal and state securities laws); and none of the Fund’s outstanding Common Shares were issued in violation of any preemptive or other similar rights of any security holder of the Fund.

(x) Power and Authority.  The Fund has full power and authority to enter into this Agreement; the execution and delivery of, and the performance by the Fund of its obligations under, this Agreement have been duly and validly authorized by the Fund; and this Agreement has been duly executed and delivered by the Fund and (assuming the due and valid authorization, execution and delivery by the other parties hereto) constitutes the valid and legally binding agreement of the Fund, enforceable against the Fund in accordance with its terms, except as rights to indemnity and contribution may be limited by federal or state securities laws and subject to the qualification that the enforceability of the Fund’s obligations hereunder may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws relating to or affecting creditors’ rights generally and by general equitable principles.

(xi) Agreement’s Compliance With Law.  This Agreement and the Advisory Agreement comply in all material respects with all applicable provisions of the Investment Company Act.

(xii) Absence of Defaults and Conflicts.  The Fund is not (i) in violation of the Declaration of Trust or the Fund’s bylaws, (ii) in breach or default in the performance of the terms of any material indenture, contract, lease, mortgage, declaration of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party by which it is bound or (iii) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Fund or of any decree of the Commission, the Financial Industry Regulatory Authority (“FINRA”), any state securities commission, any foreign securities commission, any national securities exchange, any arbitrator, any court or any other governmental, regulatory, self-regulatory or administrative agency or any official having jurisdiction over the Fund, except in the case of (ii) and (iii) for such breaches, defaults or violations which would not have a Fund Material Adverse Effect.

(xiii) Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Fund, threatened, against or affecting the Fund which is required to be disclosed in the Prospectus (other than as disclosed therein), or that could reasonably be expected to result in a Fund Material Adverse Effect, or that could reasonably be expected to materially and adversely affect the properties or assets of the Fund or the consummation of the transactions contemplated in this Agreement or the performance by the Fund of its obligations under this Agreement; the aggregate of all pending legal or governmental proceedings to which the Fund is a party or of which any of its property or assets is the subject which are not described in the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Securities Act or the Investment Company Act, including ordinary routine litigation incidental to the business, are not reasonably expected to result in a Fund Material Adverse Effect.

(xiv) Accuracy of Descriptions and Exhibits.  The statements set forth under the headings “Closed-End Fund Structure,” “Anti-Takeover and Other Provisions in the Fund’s Governing Documents” and “U.S. Federal Income Tax Considerations” in the Prospectus and “U.S. Federal Income Tax Considerations” in the Statement of Additional Information, insofar as such statements purport to summarize certain provisions of the Investment Company Act, the Delaware Statutory Trust Act, the Fund’s Declaration of Trust, U.S. federal income tax law and regulations or legal conclusions with respect thereto, fairly and accurately summarize such provisions in all material respects; and there are no material franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Securities Act or the Investment Company Act which have not been so described and filed as required.

(xv) Absence of Further Requirements.  (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, and (B) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the performance by the Fund of its obligations under this Agreement, for the offering, issuance, sale or delivery of the Placement Shares hereunder, or for the consummation of any of the other transactions contemplated by this Agreement, in each case on the terms contemplated by the Registration Statement and the Prospectus, except such as have been already obtained and under the Securities Act, the Investment Company Act, the rules and regulations of FINRA and the New York Stock Exchange (“NYSE”) and such as may be required under state securities laws and except where the failure to obtain or make such filing, authorization, approval, consent, license, order, registration, qualification or decree, either individually or in the aggregate, would not have a Fund Material Adverse Effect.

(xvi) Non-Contravention. Neither the execution, delivery or performance of this Agreement nor the consummation by the Fund of the transactions herein contemplated (i) constitutes or will constitute a breach of the Declaration of Trust or bylaws of the Fund, (ii) constitutes or will constitute a breach of or a default under any material agreement, indenture, lease or other instrument to which the Fund is a party or by which it or any of its properties may be bound or (iii) violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Fund or any of its properties or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to the terms of any agreement or instrument to which the Fund is a party or by which the Fund may be bound or to which any of the property or assets of the Fund is subject except in the case of (ii) and (iii) for such breaches, defaults or violations which would not have, either individually or in the aggregate, a Fund Material Adverse Effect.

(xvii) Possession of Licenses and Permits. The Fund has such licenses, permits, and authorizations of governmental or regulatory authorities (“Permits”) as are necessary to own its property and to conduct its business in the manner described in the Prospectus, except the absence of which, either individually or in the aggregate, would not have a Fund Material Adverse Effect; the Fund has fulfilled and performed all its material obligations with respect to such Permits, and no event has occurred which allows or, after notice or lapse of time, would allow, revocation or termination thereof or results in any other material impairment of the rights of the Fund under any such Permit, subject in each case to such qualification as may be set forth in the Prospectus, except where such failure to perform its obligations with respect to such Permits, either individually or in the aggregate, would not have a Fund Material Adverse Effect; and, except as described in the Prospectus, none of such Permits contains any restriction that is materially burdensome to the Fund.

(xviii) Distribution of Offering Material. The Fund has not distributed and, prior to the later to occur of (i) the Settlement Date and (ii) completion of the distribution of the Placement Shares, will not distribute any offering material in connection with the offering and sale of the Placement Shares other than the Registration Statement, the Prospectus, and the sales material or other materials permitted by the Securities Act or the Investment Company Act relating to the Placement Shares.

(xix) The Shares. The Shares have been duly authorized and, when issued, delivered and paid for pursuant to this Agreement, will be validly issued and fully paid and non-assessable, free and clear of all encumbrances and will be issued in compliance with all applicable United States federal and state and all applicable foreign securities laws; the capital stock of the Fund, including the Common Shares, conforms in all material respects to the description thereof contained in the Registration Statement and the Shares, including the Placement Shares, will conform in all material respects to the description thereof contained in the Prospectus. No holder of outstanding Common Shares of the Fund, nor any other person or entity have any preemptive rights or rights of first refusal with respect to the Placement Shares or other rights to purchase or receive any of the Placement Shares or any other securities or assets of the Fund, and no person has the right, contractual or otherwise, to cause the Fund to issue to it, or register pursuant to the Securities Act, any shares of capital stock or other securities or assets of the Fund upon the issuance or sale of the Placement Shares.

(xx) NYSE. The Common Shares are duly listed and admitted and authorized for trading on the NYSE.

(xxi) FINRA Matters. All of the information provided to CF&Co or to counsel for CF&Co by the Fund, its officers and Trustees in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA’s conduct rules is true, complete and correct.

(xxii) Tax Returns. The Fund has filed all tax returns that are required to be filed and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, have a Fund Material Adverse Effect.

(xxiii) Insurance. The Fund’s trustees and officers errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 of the Investment Company Act are in full force and effect; the Fund is in compliance with the terms of such policy and fidelity bond in all material respects; and there are no claims by the Fund under any such policy or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; the Fund has not been refused any insurance coverage sought or applied for; and the Fund has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Fund Material Adverse Effect, except as set forth in or contemplated in the Prospectus.

(xxiv) Accounting Controls and Disclosure Controls. The Fund maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations and with the investment objectives, policies and restrictions of the Fund and the applicable requirements of the Securities Act, the Investment Company Act and the Internal Revenue Code of 1986, as amended (the “Code”); (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability to calculate net asset value and to maintain material compliance with the books and records requirements under the Investment Company Act; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Fund employs “disclosure controls and procedures” (as such term is defined in Rule 30a-3 under the Investment Company Act); such disclosure controls and procedures are currently in effect.

(xxv) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Fund or, to the knowledge of the Fund or the Adviser, any of the Fund’s trustees or officers, in their capacities as such, to comply in any material respect with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”).

(xxvi) Fund Compliance with Policies and Procedures. The Fund has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 under the Investment Company Act) by the Fund, including policies and procedures that provide oversight of compliance for each investment adviser, administrator and transfer agent of the Fund.

(xxvii) Absence of Manipulation. Except as stated in this Agreement and in the Registration Statement or the Prospectus, the Fund has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Placement Shares in violation of the Exchange Act, and the Fund is not aware of any such action taken or to be taken by any affiliates of the Fund, other than such actions as taken by CF&Co pursuant to this Agreement, so long as such actions are in compliance with all applicable law.

(xxviii) Advertisements. All advertising, sales literature or other promotional material (including “prospectus wrappers,” “broker kits,” “road show slides” and “road show scripts”), whether in printed or electronic form, authorized in writing by or prepared by or at the direction of the Fund for distribution to the public in connection with the offering and sale of the Placement Shares (collectively, “sales material”) complied and comply in all material respects with the applicable requirements of the Securities Act and the rules and interpretations of FINRA and if required to be filed with FINRA under FINRA’s conduct rules were provided to Andrews Kurth Kenyon LLP,  counsel for CF&Co, for filing. No sales material contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xxix) No Reliance. The Fund has not relied upon CF&Co or legal counsel for CF&Co for any legal, tax or accounting advice in connection with the offering and sale of Placement Shares.

(xxx) Underwriter Agreements. The Fund is not a party to any agreement with an agent or underwriter for any other “at the market” or continuous equity transaction or negotiated or underwritten public offering.

(xxxi) Finder’s Fees. The Fund has not incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated, except as may otherwise exist with respect to CF&Co pursuant to this Agreement.

(xxxii) No Guarantees. The Fund does not have, nor does it guarantee any securities accorded a rating by any “nationally recognized statistical rating organization,” as such term is defined in Rule 436(g)(2) under the Securities Act.

(b) Representations and Warranties by the Adviser. The Adviser represents and warrants to CF&Co, as follows:

(i) Investment Adviser Status. The Adviser is duly registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the Investment Company Act from acting under the Advisory Agreement as contemplated by the Prospectus.

(ii) Capitalization. The Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Prospectus and under the Advisory Agreement.

(iii) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Adviser, whether or not arising in the ordinary course of business (any such change is called an “Adviser Material Adverse Effect”) and (B) there have been no transactions entered into by the Adviser in connection with the Fund which are material with respect to the Adviser other than those in the ordinary course of its business or as described in the Prospectus.

(iv) Good Standing. The Adviser has been duly formed and is validly existing and in good standing as a limited liability company under the laws of the State of Delaware and has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; and the Adviser is duly qualified to transact business and is in good standing under the laws of each jurisdiction which requires qualification, except for any such jurisdiction where failure to be so qualified or in good standing would not have an Adviser Material Adverse Effect.

(v) Power and Authority. The Adviser has power and authority to enter into this Agreement and the Advisory Agreement; the execution and delivery of, and the performance by the Adviser of its obligations under this Agreement and the Advisory Agreement have been duly authorized by the Adviser; and this Agreement and the Advisory Agreement have been duly executed and delivered by the Adviser and, assuming due authorization, execution and delivery by the other parties thereto, this Agreement and the Advisory Agreement constitute the valid and legally binding agreements of the Adviser, enforceable against the Adviser in accordance with their terms, except as rights to indemnity and contribution may be limited by federal or state securities laws and subject to the qualification that the enforceability of the Adviser’s obligations hereunder and thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws relating to or affecting creditors’ rights generally and by general equitable principles.

(vi) Description of the Adviser. The description of the Adviser and its business and the statements attributable to the Adviser in the Prospectus complied and comply in all material respects with the provisions of the Securities Act and the Investment Company Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(vii) Non-Contravention. Neither the execution, delivery or performance of this Agreement or the Advisory Agreement nor the consummation by the Fund or the Adviser of the transactions herein or therein contemplated (i) conflicts or will conflict with or constitutes or will constitute a breach of the organizational documents of the Adviser, including without limitation, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement, (ii) conflicts or will conflict with or constitutes or will constitute a breach of or a default under, any agreement, indenture, lease or other instrument to which the Adviser is a party or by which it or any of its properties may be bound or (iii) violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Adviser or any of its properties or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Adviser pursuant to the terms of any agreement or instrument to which the Adviser is a party or by which the Adviser may be bound or to which any of the property or assets of the Adviser is subject except, with respect to each of the foregoing clauses (i), (ii) and (iii), for such conflicts, breaches, defaults, violations or liens, charges or encumbrances that, alone or in the aggregate, would not result in an Adviser Material Adverse Effect.

(viii) Advisory Agreement Compliance with Laws. The Advisory Agreement complies in all material respects with all applicable provisions of the Investment Company Act and the Advisers Act.

(ix) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Adviser, threatened, against or affecting the Adviser which is required to be disclosed in the Prospectus (other than as disclosed therein), the aggregate of all pending legal or governmental proceedings to which the Adviser is a party or of which any of its property or assets is the subject which are not described in the Prospectus, or filed as an exhibit to the Registration Statement, whether or not described or filed as required by the Securities Act or the Investment Company Act including ordinary routine litigation incidental to the business, are not reasonably expected to result in an Adviser Material Adverse Effect.

(x) Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, and (B) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the performance by the Adviser of its obligations under this Agreement or the Advisory Agreement, in each case except such as have been already obtained under the Securities Act, the Investment Company Act, the rules and regulations of FINRA and the NYSE and such as may be required under state securities laws.

(xi) Possession of Licenses and Permits. The Adviser has such Permits as are necessary to own its property and to conduct its business in the manner described in the Prospectus; the Adviser has fulfilled and performed all of its material obligations with respect to such Permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Adviser under any such Permit, except where the failure to so fulfill or perform, and except with respect to the occurrence of such events as would not, alone or in the aggregate, result in an Adviser Material Adverse Effect.

(xii) Adviser Compliance Policies and Procedures. The Adviser has adopted and implemented written policies and procedures under Rule 206(4)-7 of the Advisers Act reasonably designed to prevent violation of the Advisers Act by the Adviser.

(xiii) Absence of Manipulation. The Adviser has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares, and the Adviser is not aware of any such action taken or to be taken by any affiliates of the Adviser, other than such actions as taken by CF&Co pursuant to this Agreement, so long as such actions are in compliance with all applicable law.

  7. Covenants of the Fund and the Adviser.
The Fund and the Adviser covenant and agree with CF&Co that:
(a) Registration Statement Amendments.  After the date of this Agreement and during the period in which a prospectus is required by the Securities Act to be delivered by CF&Co (whether physically or through compliance with applicable rules under the Securities Act) in connection with any sale of Shares, the Fund will notify CF&Co promptly of the time when any subsequent amendment to the Registration Statement has been filed with the Commission and has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; it will prepare and file with the Commission, promptly upon CF&Co’s request, any amendments or supplements to the Registration Statement or Prospectus that, in CF&Co’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Shares by CF&Co (provided, however, that the failure of CF&Co to make such request shall not relieve the Fund or the Adviser of any obligation or liability hereunder, or affect CF&Co’s right to rely on the representations and warranties made by the Fund or the Adviser in this Agreement); the Fund will submit to CF&Co a copy of any amendment or supplement to the Registration Statement or Prospectus relating to the Common Shares of the Fund or a security convertible into the Common Shares of the Fund a reasonable period of time before the filing; and it will furnish to CF&Co at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference in the Registration Statement or Prospectus; and the Fund will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to Rule 497(c) or Rule 497(h) under the Securities Act, whichever is applicable or, if applicable, will timely file the certification permitted by Rule 497(j) under the Securities Act and will advise CF&Co of the time and manner of such filing.

(b) Notice of Commission Stop Orders.  The Fund will advise CF&Co, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

(c) Delivery of Prospectus; Subsequent Changes.  During any period in which a Prospectus relating to the Placement Shares is required to be delivered by CF&Co (whether physically or through compliance with applicable rules under the Securities Act) under the Securities Act with respect to a pending sale of the Placement Shares, the Fund will comply in all material respects with the requirements of the Securities Act and the Investment Company Act, as from time to time in force, and will file with the Commission and the NYSE all documents pursuant to the Securities Act and the Investment Company Act in the manner and within the time periods required by the Securities Act and the Investment Company Act.  If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Fund will promptly notify CF&Co to suspend the offering of Placement Shares during such period and the Fund will promptly amend or supplement the Registration Statement or Prospectus so as to correct such statement or omission or effect such compliance.

(d) Listing of Placement Shares.  The Fund will use its commercial best efforts to cause the Placement Shares to be listed on the NYSE and to qualify the Shares for sale under the securities laws of such U.S. jurisdictions as CF&Co designates and to continue such qualifications in effect so long as required for the distribution of the Shares; provided that the Fund shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities or to file a general consent to service of process in any jurisdiction or meet any other requirement in connection with this Section 7(d) deemed by the Fund to the unduly burdensome.

(e) Delivery of Registration Statement and Prospectus.  The Fund will furnish to CF&Co and its counsel (at the expense of the Fund) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during the period in which a prospectus relating to the Shares is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as CF&Co may from time to time reasonably request and, at CF&Co’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of Shares may be made.

(f) Fund Information.  The Fund will furnish to CF&Co for a period of three (3) years from the completion of the offerings contemplated by this Agreement such information as reasonably requested by CF&Co regarding the Fund.

(g) Expenses.  The Fund, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses incident to the performance of its obligations hereunder, including but not limited to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto, (ii) the preparation, issuance and delivery of the Shares, (iii) all fees and disbursements of the Fund’s counsel, accountants and other advisors, (iv) the qualification of the Shares under securities laws in accordance with the provisions of Section 7(d) of this Agreement, including filing fees in connection therewith, (v) the printing and delivery to CF&Co of copies of the Prospectus, the Prospectus Supplement and any amendments or supplements thereto, and of this Agreement, (vi) the fees and expenses incurred in connection with the listing or qualification of the Shares for trading on the NYSE, or (vii) the filing fees incident to, and the reasonable fees and disbursements of counsel to CF&Co in connection with, the review by FINRA of the terms of the sale of the Placement Shares, and (ix) all other fees, costs and expenses of the Fund incident to its performance of its obligations hereunder.

(h) Use of Proceeds.  The Fund will use the Net Proceeds as described in the Prospectus.

(i) Sales.  Subject to the requirements of paragraph (s) below, during either the pendency of any Placement Notice given hereunder, or any period in which the Prospectus relating to the Placement Shares is required to be delivered by CF&Co, the Fund shall provide CF&Co notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any Common Shares (other than Placement Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Shares, warrants or any rights to purchase or acquire Common Shares; provided, that such notice shall not be required in connection with the (i) issuance or sale of Common Shares, options to purchase Common Shares issuable upon the exercise of options, (ii) the issuance or sale of Common Shares pursuant to the Dividend Reinvestment Plan, or (iii) any Common Shares issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding.

(j) Change of Circumstances.  The Fund and the Adviser will, at any time during the term of this Agreement, as supplemented from time to time, advise CF&Co immediately after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to CF&Co pursuant to this Agreement.

(k) Due Diligence Cooperation.  The Fund and the Adviser will cooperate with any reasonable due diligence review conducted by CF&Co or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, as CF&Co may reasonably request; provided, however, that the Fund and the Adviser shall be required to make available senior corporate officers only (i) by telephone or at the Fund’s principal offices and (ii) during the Fund’s ordinary business hours.  The parties acknowledge that the due diligence review contemplated by this Section 7(k) will include during the term of this Agreement (i) a bring-down diligence conference among CF&Co and certain officers of the Fund and the Adviser’s operations or legal departments upon the issuance by the Fund of a Placement Notice and (ii) a quarterly diligence conference to occur within three (3) Business Days following the Fund’s filing of each of its annual and semi-annual reports and quarterly schedule of investments whereby the Fund and the Adviser will make its senior corporate officers, including portfolio managers, available to address certain diligence inquiries of CF&Co and will provide such additional information and documents as CF&Co may reasonably request.

(l) Required Filings Relating to Placement of Placement Shares.  The Fund agrees that on such dates as the Securities Act shall require, the Fund will (i) file a Prospectus Supplement with the Commission under Rule 497 under the Securities Act which Prospectus Supplement will set forth, within the relevant period, the amount of

Placement Shares sold through CF&Co, the Net Proceeds to the Fund and the compensation payable by the Fund to CF&Co with respect to such Placement Shares, and (ii) deliver such number of copies of each such Prospectus Supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.

(m) Certificates.  On the date hereof and on each date, during the term of this Agreement, on which the Fund files a Prospectus Supplement pursuant to Rule 497(b) (other than a Prospectus Supplement filed in accordance with Section 7(l) of this Agreement) relating to the Placement Shares in connection with a Placement, the Fund (or its designee) shall furnish CF&Co with a certificate, in the form attached hereto as Exhibit A-1 and the Adviser (or its designee) shall furnish CF&Co with a certificate, in the form attached hereto as Exhibit A-2.

(n) Legal Opinions.  On the date hereof, the Fund shall cause to be furnished to CF&Co a written opinion of Skadden, Arps, Slate, Meagher & Flom LLP, legal counsel for the Fund, or other counsel satisfactory to CF&Co (“Fund Counsel”), substantially in the form attached hereto as Exhibit B-1, a letter from Fund Counsel substantially in the form attached hereto as Exhibit B-2 and a letter from in-house counsel to the Adviser, substantially in the form attached hereto as Exhibit B-3.  On the first Settlement Date hereunder and on each date, during the term of this Agreement, on which the Fund files a Prospectus Supplement pursuant to Rule 497(b) (other than a Prospectus Supplement filed in accordance with Section 7(l) of this Agreement) relating to the Placement Shares in connection with a Placement, the Fund shall cause to be furnished to CF&Co a letter from Fund Counsel substantially in the form attached hereto as Exhibit B-2.

(o) Comfort Letters.  During the term of this Agreement, on the date hereof, on the first Settlement Date hereunder and on each date, during the term of this Agreement, on which the Fund amends or supplements the Registration Statement or the Prospectus relating to the Placement Shares in connection with a Placement to include additional amended financial information the Fund shall cause to be furnished to CF&Co a written letter from its independent registered public accounting firm (a “Comfort Letter”), in form and substance satisfactory to CF&Co, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to CF&Co in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information which would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(p) Placement Notice.  Each Placement Notice delivered by the Fund to CF&Co shall be deemed to be an affirmation that the representations and warranties made by it in this Agreement are true and correct in all material respects at the time such Placement Notice is delivered, and that the Fund has complied in all material respects with all of the agreements to be performed by it hereunder at or prior to such time.

(q) Prospectus.  The Fund (including its agents and representatives, other than CF&Co in its capacity as such) will not make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Shares hereunder, except by means of the Prospectus.

(r) Laws Applicable to the Sale of Shares.  The Fund will comply with all requirements imposed upon it by the Securities Act, the Exchange Act and the Investment Company Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Shares as contemplated by the provisions hereof and the Prospectus.

(s) Sale of Common Shares by Fund Before and After Placement Notice.  Without the written consent of CF&Co, the Fund will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Shares (other than the Placement Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Shares, warrants or any rights to purchase or acquire, Common Shares during the period beginning on the fifth (5th) Trading Day immediately prior to the date on which any Placement Notice is delivered to CF&Co hereunder and ending on the fifth (5th) Trading Day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice; the Fund will not directly or indirectly in any other “at-the-market” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Shares (other than the Placement Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Shares, warrants or any rights to purchase or acquire, Common Shares prior to the tenth (10th) Trading Day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice; provided, however, that such restrictions will not be required in connection with the Fund’s issuance or sale of Common Shares pursuant to (i) the Dividend Reinvestment Plan, and (ii) conversion of securities or the exercise of warrants, options or other rights in effect or outstanding as of the date of this Agreement.

(t) Market Activities.  Neither the Fund nor the Adviser shall, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Placement Shares or (ii) sell, bid for, or purchase the Placement Shares, or pay anyone any compensation for soliciting purchases of the Placement Shares other than CF&Co; provided, however, that the Fund may issue and sell Common Shares pursuant to the Fund’s Dividend Reinvestment Plan.

(u) Subchapter M.  The Fund complies with the requirements of Subchapter M of the Code and qualifies as a regulated investment company under the Code and intends to direct the investment of the Net Proceeds in such a manner as to comply with the requirements of Subchapter M of the Code.

8. Conditions to CF&Co’s Obligations.  The obligations of CF&Co hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Fund and the Adviser herein and in the applicable Placement Notices, to the due performance by the Fund and the Adviser of their obligations hereunder, to the completion by CF&Co of a due diligence review satisfactory to CF&Co in its reasonable judgment, and to the continuing satisfaction (or waiver by CF&Co in its sole discretion) of the following additional conditions:
(a) Registration Statement Effective.  The Registration Statement shall have become effective and shall be available for the sale of (i) all Placement Shares issued pursuant to all prior Placements and not yet sold by CF&Co and (ii) all Placement Shares contemplated to be issued by the Placement Notice relating to such Placement.

(b) No Material Notices.  None of the following events shall have occurred and be continuing:  (i) receipt by the Fund of any request for additional information from the Commission or any other federal or state governmental, administrative or self regulatory authority during the period of effectiveness of the Registration Statement, the response to which would require any amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Fund of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any statement made in the Registration Statement or the Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement or the Prospectus so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Fund’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate.

(c) No Misstatement or Material Omission.  CF&Co shall not have advised the Fund that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of a material fact regarding CF&Co that in CF&Co’s opinion is material, or omits to state a fact that in CF&Co’s opinion is material and, in the case of the Registration Statement, is required to be stated therein or necessary to make the statements therein not misleading, and, in the case of the Prospectus, is required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) Material Changes.  Except as contemplated and appropriately disclosed in the Prospectus, or disclosed in the Fund’s reports filed with the Commission, in each case at the time the applicable Placement Notice is delivered, there shall not have been any material change, on a consolidated basis, in the authorized capital stock of the Fund, or any Fund Material Adverse Effect, or any Adviser Material Adverse Effect, or any development that may reasonably be expected to cause a Fund Material Adverse Effect or Adviser Material Adverse Effect, or a downgrading in or withdrawal of the rating assigned to any of the Fund’s securities by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Fund’s securities, the effect of which, in the sole judgment of CF&Co (without relieving the Fund or the Adviser of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.

(e) Certificate.  CF&Co shall have received the certificate required to be delivered pursuant to Section 7(m) on or before the date on which delivery of such certificate is required pursuant to Section 7(m).

(f) Legal Opinions. CF&Co shall have received the opinion and/or letter of counsel required to be delivered pursuant to Section 7(n) on or before the date on which such delivery of such opinion is required pursuant to such Section.

(g) Comfort Letters.  CF&Co shall have received the Comfort Letter required to be delivered pursuant to Section 7(o) on or before the date on which such delivery of such letter is required pursuant to Section 7(o).

(h) Approval for Listing; No Suspension.  The Placement Shares shall have been duly listed, subject to notice of issuance, on the NYSE, and trading in the Common Shares shall not have been suspended on such market.

(i) Other Materials.  On each date on which the Fund and the Adviser are required to deliver a certificate pursuant to Section 7(m), the Fund and the Adviser shall have furnished to CF&Co such appropriate further information, certificates, opinions and documents as CF&Co may reasonably request.  All such opinions, certificates and documents will be in compliance with the provisions hereof.  The Fund and the Adviser will furnish CF&Co with such conformed copies of such opinions, certificates, letters and other documents as CF&Co shall reasonably request.

(j) Securities Act Filings Made.  All filings with the Commission required by Rule 497 under the Securities Act to have been filed prior to the delivery of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 497.

(k) No Termination Event.  There shall not have occurred any event that would permit CF&Co to terminate this Agreement pursuant to Section 11(a).

(l) Prior to the delivery of the first Placement Notice, FINRA shall have confirmed that it has no objection with respect to the fairness and reasonableness of the placement terms and arrangements set forth herein.

9. Indemnification and Contribution.
(a) Fund and Adviser Indemnification.  The Fund and Adviser, jointly and severally, agree to indemnify and hold harmless CF&Co, the directors, officers, partners, employees and agents of CF&Co and each person, if any, who (i) controls CF&Co within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or (ii) is controlled by or is under common control with CF&Co (a “CF&Co Affiliate”) from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all reasonable investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement (in accordance with Section 9(c)) of, any action, suit or proceeding between any of the indemnified parties and the Fund or the Adviser or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which CF&Co, or any such person, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment or supplement to the Registration Statement or the Prospectus, filed or required to be filed under the Securities Act, (ii) the omission or alleged omission to state in the Registration Statement, or any amendment or supplement to the Registration Statement or the Prospectus filed or required to be filed under the Securities Act, a material fact required to be stated in it or necessary to make the statements therein (in the case of the Prospectus or any amendment or supplement to the Prospectus, in the light of the circumstances under which they were made) not misleading or (iii) any material breach by the Fund or the Adviser of any of its representations, warranties and agreements contained in this Agreement; provided that these indemnity provision contained in this Section 9(a) shall not apply to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares pursuant to this Agreement and is caused directly or indirectly by an untrue statement or omission made in reliance on and in conformity with information relating to CF&Co and furnished in writing to the Fund or the Adviser by CF&Co expressly stating that such information is intended for inclusion in any document described in clauses (i) or (ii) of this Section 9(a) above; provided, however, that the indemnity provision contained in this Section 9(a) shall not inure to the benefit of CF&Co or any CF&Co Affiliate with respect to any person asserting such loss, expense, liability, damage or claim which is the subject thereof if the Prospectus or amendment or supplement thereto prepared with the consent of CF&Co and furnished to CF&Co, prior to CF&Co providing written confirmation of the sale of the Shares to such person, corrected any such alleged untrue statement or omission and if CF&Co failed to send or give a copy of the Prospectus or amendment or supplement thereto to the broker placing the order with CF&Co at or prior to providing written confirmation of the sale of the Shares to such person. This indemnity agreement will be in addition to any liability that the Fund or the Adviser might otherwise have.

(b) CF&Co Indemnification.  CF&Co agrees to indemnify and hold harmless each of the Fund and the Adviser, and each of their trustees, directors, members or officers and each person, if any, who (i) controls the Fund or the Adviser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Fund or the Adviser against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 9(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information relating to CF&Co furnished to the Fund or the Adviser by CF&Co expressly stating that such information is intended for use in any document described in clause (i) of Section (9)(a) above.  This indemnity agreement will be in addition to any liability that CF&Co might otherwise have.

(c) Procedure.  Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 9 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent.  No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding. Notwithstanding any other provision of this Section 9(c), if at any time an indemnified party shall have properly requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel for which it is entitled to reimbursement pursuant to this Section 9(c), such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party, at least five (5) days prior to the date of such settlement, (1) reimburses such indemnified party in accordance with such request for the amount of such fees and expenses of counsel as the indemnifying party believes in good faith to be reasonable and (2) provides written notice to the indemnified party that the indemnifying party disputes in good faith the reasonableness of the unpaid balance of such fees and expenses.

(d) Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable from the Fund, the Adviser or CF&Co, the Fund, the Adviser and CF&Co will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Fund or Adviser from persons other than CF&Co, such as persons who control the Fund within the meaning of the Securities Act, officers of the Fund who signed the Registration Statement and directors of the Fund, who also may be liable for contribution) to which the Fund, the Adviser and CF&Co may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Fund and the Adviser on the one hand and CF&Co on the other.  The relative benefits received by the Fund and the Adviser on the one hand and CF&Co on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Fund bear to the total compensation (before deducting expenses) received by CF&Co from the sale of Shares on behalf of the Fund. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Fund and the Adviser, on the one hand, and CF&Co, on the other, with respect to the statements or omission which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Fund or CF&Co, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Fund, the Adviser, and CF&Co agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for the purpose of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 9(c) hereof.  Notwithstanding the foregoing provisions of this Section 9(d), CF&Co shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9(d), any person who controls a party to this Agreement within the meaning of the Securities Act, and any officers, directors, partners, employees or agents of CF&Co, will have the same rights to contribution as that party, and each officer of the Fund who signed the Registration Statement will have the same rights to contribution as the Fund, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9(d) except to the extent that the failure to so notify such other party materially prejudiced the defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 9(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 9(c) hereof.

(e) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 9 shall, subject to the requirements of Investment Company Act Release No. 11330 and Section 17(i) of the Investment Company Act, be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred.

10. Representations and Agreements to Survive Delivery.  The indemnity and contribution agreements contained in Section 9 of this Agreement and all representations and warranties of the Fund and the Adviser herein or in certificates delivered pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of CF&Co, any controlling persons, or the Fund and the Adviser (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Shares and payment therefor or (iii) any termination of this Agreement.
11. Termination.
(a) CF&Co shall have the right by giving notice as hereinafter specified at any time to terminate this Agreement if (i) any Fund Material Adverse Effect or Adviser Material Adverse Effect has occurred, or any development that is reasonably expected to cause a Fund Material Adverse Effect or Adviser Material Adverse Effect has occurred which, in the reasonable judgment of CF&Co, may materially impair the ability of CF&Co to sell the Placement Shares hereunder, (ii) the Fund or the Adviser shall have failed, refused or been unable, at or prior to any Settlement Date, to perform any agreement on its part to be performed hereunder, (iii) any other condition of CF&Co’s obligations hereunder is not fulfilled, or (iv) any suspension or limitation of trading in the Common Shares on the NYSE shall have occurred.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g) (Expenses), Section 9 (Indemnification), Section 10 (Survival of Representations), Section 16 (Applicable Law; Consent to Jurisdiction) and Section 17 (Waiver of Jury Trial) hereof shall remain in full force and effect notwithstanding such termination.  If CF&Co elects to terminate this Agreement as provided in this Section 11(a), CF&Co shall provide the required notice as specified in Section 12 (Notices).

(b) The Fund shall have the right, by giving twenty (20) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time.  In the event that the Adviser ceases to serve as investment adviser to the Fund, the Adviser shall have the right, by giving notice as hereinafter specified, to terminate this Agreement in its sole discretion.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(c) In addition to, and without limiting CF&Co’s rights under Section 11(a), CF&Co shall have the right, by giving twenty (20) days’ notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time following the 30th day after the date of this Agreement.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(d) Unless earlier terminated pursuant to this Section 11, this Agreement shall automatically terminate upon the issuance and sale of all of the Shares through CF&Co on the terms and subject to the conditions set forth herein; provided that the provisions of

Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(e) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a), 11(b), 11(c) or 11(d) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(g), Section 9, Section 10, Section 16 and Section 17 shall remain in full force and effect.

(f) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by CF&Co, the Fund or the Adviser, as the case may be.  If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

12. Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing and if sent to CF&Co, shall be delivered to Cantor Fitzgerald & Co., 499 Park Avenue, New York, New York 10022, fax. no. (212) 308-3730; Attention: Jeffrey Lumby, Senior Managing Director, with a copy to Andrews Kurth Kenyon LLP, 450 Lexington Ave., 15th Floor, New York, New York, 10017, fax. no. (212) 850-2929, Attention: Richard Kronthal; or if sent to the Fund, shall be delivered to Fiduciary/Claymore MLP Opportunity Fund, c/o Guggenheim Funds Investment Advisors, LLC, 227 West Monroe Street, Chicago, Illinois, 60606, Attention: Amy J. Lee, Chief Legal Officer, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York 10036, fax no. (212) 735-2000, Attention: Michael K. Hoffman; or if sent to the Adviser, shall be delivered to Guggenheim Funds Investment Advisors, LLC, 227 West Monroe Street, Chicago, Illinois, 60606, Attention: Amy J. Lee, Senior Managing Director.  Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.  Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., eastern time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the NYSE and commercial banks in the city of New York are open for business.
13. Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the Fund, the Adviser and CF&Co and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 9 hereof.  References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that CF&Co may assign its rights and obligations hereunder to an affiliate of CF&Co without obtaining the Fund or the Adviser’s consent.
14. Adjustments for Stock Splits.  The parties acknowledge and agree that all share related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Shares.
15. Entire Agreement; Amendment; Severability.  This Agreement (including all schedules and exhibits attached hereto and placement notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Fund, the Adviser and CF&Co.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.
16. Applicable Law; Consent to Jurisdiction.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws.  Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or federal court located in the Borough of Manhattan, The City of New York, New York (each a “New York Court”), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.  The Fund has appointed Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by CF&Co or by any person who controls CF&Co, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto.  Such appointment shall be irrevocable.  The Fund represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment in full force and effect as aforesaid.  Service of process upon the Authorized Agent and written notice of such service to the Fund shall be deemed, in every respect, effective service of process upon the Fund.
17. Waiver of Jury Trial.  The Fund, the Adviser and CF&Co hereby irrevocably waive any right either may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any transaction contemplated hereby.
18. Absence of Fiduciary Duties.  The parties acknowledge that they are sophisticated in business and financial matters and that each of them is solely responsible for making its own independent investigation and analysis of the transactions contemplated by this Agreement.  They further acknowledge that CF&Co has not been engaged by the Fund or the Adviser to provide, and has not provided, financial advisory services in connection with the terms of the offering and sale of the Shares nor has CF&Co assumed at any time a fiduciary relationship to the Fund or the Adviser in connection with such offering and sale.  The parties also acknowledge that the provisions of this Agreement fairly allocate the risks of the transactions contemplated hereby among them in light of their respective knowledge of the Fund or the Adviser and their respective abilities to investigate its affairs and business in order to assure that full and adequate disclosure has been made in the Registration Statement and the Prospectus (and any amendments and supplements thereto).  Each of the Fund and the Adviser hereby waives, to the fullest extent permitted by law, any claims it may have against CF&Co for breach of fiduciary duty or alleged breach of fiduciary duty and agrees CF&Co shall have no liability (whether direct or indirect) to the Fund in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Fund, including stockholders, employees or creditors of Fund.
19. Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile transmission.
[Remainder of Page Intentionally Blank]

If the foregoing accurately reflects your understanding and agreement with respect to the matters described herein please indicate your agreement by countersigning this Sales Agreement in the space provided below.
Very truly yours,

FIDUCIARY/CLAYMORE MLP
OPPORTUNITY FUND

By: /s/ John L. Sullivan
Name: John L. Sullivan
Title: Chief Financial Officer, Chief Accounting Officer and Treasurer

GUGGENHEIM FUNDS INVESTMENT ADVISORS, LLC

By: /s/ Donald C. Cacciapaglia
Name: Donald C. Cacciapaglia
Title: Chief Executive Officer and President

ACCEPTED as of the date
first-above written:

CANTOR FITZGERALD & CO.

By: /s/ Jeffrey Lumby                                                             ________
Name: Jeffrey Lumby                                                             ________
Title: Senior Managing Director

SCHEDULE 1
FORM OF PLACEMENT NOTICE
From:         [ ]
Cc:             [ ]
To:             [ ]
Subject:     Controlled Equity Offering—Placement Notice

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Controlled Equity OfferingSM Sales Agreement among Fiduciary/Claymore MLP Opportunity Fund (the “Fund”), Guggenheim Funds Investment Advisors, LLC, and Cantor Fitzgerald & Co. (“CF&Co”) dated February 28, 2017 (the “Agreement”), I hereby request on behalf of the Fund that CF&Co sell up to [_______] of the Fund’s Common Shares, $0.01 par value per share, at a minimum market price of $[_____] per share during [insert applicable period].
[Insert other parameters as necessary]

SCHEDULE 2

CANTOR FITZGERALD & CO.
Jeffrey Lumby
Joshua Feldman

FIDUCIARY/CLAYMORE MLP OPPORTUNITY FUND
John Sullivan
Mark Mathiasen
James Howley
Keith Kemp
Amy Lee
Glen McWhinnie
Michael Megaris
Adam Nelson
Kimberly Scott
Bryan Stone

EXHIBIT A-1
OFFICER’S CERTIFICATE
I, [name of executive officer], the [title of executive officer] of Fiduciary/Claymore MLP Opportunity Fund (“Fund”), a Delaware statutory trust, do hereby certify in such capacity and on behalf of the Fund pursuant to Section 7(m) of the Controlled Equity OfferingSM Sales Agreement dated February 28, 2017 (the “Sales Agreement”) among the Fund, Guggenheim Funds Investment Advisors, LLC and Cantor Fitzgerald & Co., to the best of my knowledge that:
(i) The representations and warranties of the Fund in Section 6(a) of the Sales Agreement are true and correct on and as of the date hereof, with the same force and effect as if expressly made on and as of the date hereof; and
(ii) The Fund has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof.

By: ____________________________
Name:
Title:

__________, 20[__]

EXHIBIT A-2
OFFICER’S CERTIFICATE
I, [name of executive officer], the [title of executive officer] of Guggenheim Funds Investment Advisors, LLC (the “Adviser”) do hereby certify in such capacity and on behalf of the Adviser pursuant to Section 7(m) of the Controlled Equity OfferingSM Sales Agreement dated February 28, 2017 (the “Sales Agreement”) among of Fiduciary/Claymore MLP Opportunity Fund (the “Fund”), the Adviser and Cantor Fitzgerald & Co., to the best of my knowledge that:
(i) The representations and warranties of the Adviser in Section 6 of the Sales Agreement are true and correct on and as of the date hereof, with the same force and effect as if expressly made on and as of the date hereof; and
(ii) The Adviser has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof.
By: ___________________________
Name:
Title:

_________, 20[___]

EXHIBIT B-1
Form of Opinion
Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:
1. The Trust has been formed and is in good standing and has a legal existence as a statutory trust under the Delaware Statutory Trust Act.
2. The Trust has the statutory trust power and authority under the Delaware Statutory Trust Act to execute and deliver the Sales Agreement and to consummate the transaction contemplated thereby.
3. The Sales Agreement has been duly authorized, executed and delivered by all requisite statutory trust action on the part of the Trust under the Delaware Statutory Trust Act.
4. Neither the execution and delivery by the Trust of the Sales Agreement nor the consummation by the Trust of the issuance and sale of the Securities, (i) conflicts with the Organizational Documents, or (ii) constitutes a violation of, or default under, any Scheduled Contract, contravenes any Scheduled Order. We do not express any opinion whether the execution or delivery of the Sales Agreement by the Trust or the consummation by the Trust of the issuance and sale of the Securities thereby will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Trust.
5. Neither the execution and delivery by the Trust of the Sales Agreement nor the consummation by the Trust of the issuance and sale of the Securities, violates the Delaware Statutory Trust Act in any material respect.
6. Neither the execution and delivery by the Trust of the Sales Agreement nor the consummation by the Trust of the issuance and sale of the Securities, requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under the Delaware Statutory Trust Act except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations already made.
7. Neither the execution and delivery by the Trust of the Sales Agreement nor the consummation by the Trust of the issuance and sale of the Securities: (i) violates the 1940 Act or the General Rules and Regulations under the 1940 Act (except that we do not express any opinion with respect to the antifraud provisions of any of the foregoing) in any material respect, or (ii) requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under the 1940 Act or the General Rules and Regulations under the 1940 Act (except that we do not express any opinion with respect to the antifraud provisions of any of the foregoing) except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations already made.

8. The Trust is registered with the Commission pursuant to Section 8 of the 1940 Act as a diversified, closed-end management investment company.
9. The Trust has authority to issue an unlimited number of Common Shares, and such authorized Common Shares of the Trust conform as to legal matters to the description thereof contained in the Prospectus under the caption “Description of Capital Structure.
10. The Securities have been duly authorized by all requisite statutory trust action on the part of the Trust under the Delaware Statutory Trust Act and, when entered into the stock record books of the Trust and delivered and paid for pursuant to the Sales Agreement, will be validly issued, fully paid and non-assessable and free and clear of any preemptive rights or any similar rights arising under the Delaware Statutory Trust Act, the Organizational Documents or any Scheduled Contract.  In rendering the opinion set forth in this paragraph 9, we have assumed that if a holder of Common Shares requests a certificate representing such holder’s Common Shares, such certificate will have been signed manually or by facsimile by an authorized officer of the transfer agent and registrar for the Common Shares and registered by such transfer agent and registrar.
11. The statements in the Prospectus under the caption “Description of Capital Structure” insofar as such statements purport to summarize certain provisions of the 1940 Act, the Delaware Statutory Trust Act or the Declaration of Trust fairly summarize such provisions in all material respects.
12. To our knowledge, there are no legal or governmental proceedings pending to which the Trust is a party that are required to be disclosed in the Prospectus pursuant to Item 12 of Form N-2 under the Securities Act and the 1940 Act that are not so disclosed therein.
The Trust has filed the notification of registration on Form N-8A (File No. 811-21652) of the Trust (the “1940 Act Notification) pursuant to Section 8(a) of the 1940 Act and, to our knowledge based solely on a review of the website of the Commission, no order or suspension or revocation of the 1940 Act Notification has been issued and, to our knowledge, based solely upon the certificate of Mark E. Mathiasen, Secretary of the Trust, no proceeds for any such purpose have been instituted or are pending or threatened by the Commission.

EXHIBIT B-2
Form of Letter from Fund Counsel
We have been orally advised by the staff of the Commission that no stop order suspending the effectiveness of the Registration Statement has been issued and, to our knowledge, no proceedings for that purpose have been instituted or are pending or threatened by the Commission.
In addition, we have participated in conferences with officers and other representatives of the Trust, the Trust’s investment adviser and investment sub-adviser, representatives of the independent registered public accounting firm of the Trust and you and your counsel at which the contents of the Registration Statement and the Prospectus and related matters were discussed.  We do not pass upon, or assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement or the Prospectus and have made no independent check or verification thereof (except to the limited extent referred to in paragraph 10 of our opinion to you dated the date hereof).
On the basis of the foregoing, (i) the Registration Statement (or post-effective amendment thereof), at the time it became effective, and the Prospectus, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act, the 1933 Act Rules and Regulations, the 1940 Act and the General Rules and Regulations under the 1940 Act  (except that in each case we do not express any view as to the financial statements, schedules and other financial information, statistical data and financial projections included or incorporated by reference therein or excluded therefrom or the statements contained in the exhibits to the Registration Statement) and (ii) no facts have come to our attention that have caused us to believe that the Registration Statement (or post-effective amendment thereof), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of the Prospectus Supplement and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that in each case we do not express any view as to the financial statements, schedules and other financial information, statistical data and financial projections included or incorporated by reference therein or excluded therefrom or the statements contained in the exhibits to the Registration Statement).

EXHIBIT B-3

Form of Opinion of Adviser General Counsel

1. The Adviser is a limited liability company duly organized and validly existing in good standing under the laws of the State of Delaware, with all necessary limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

2. The Adviser is duly registered as a foreign limited liability company and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register and qualify and be in good standing would not have a material adverse effect on the ability of the Adviser to perform its obligations under the Sales Agreement.

3. The Adviser is duly registered with the Commission as an investment adviser pursuant to Section 203 of the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and no order of suspension or revocation of such registration has been issued by the Commission or, to my knowledge, proceedings therefor initiated or threatened by the Commission.

4. The Adviser has limited liability company power and authority to enter into and perform its obligations under the Sales Agreement.

5. The Sales Agreement has been duly authorized, executed and delivered by all requisite limited liability company action on the part of the Adviser under the Delaware Limited Liability Company Act.

6. Neither the execution, delivery and performance of the Sales Agreement by the Adviser, nor the consummation by the Adviser of the transactions contemplated therein, (A) results or will result in a violation of the Applicable Laws, the 1940 Act and the General Rules and Regulations under the 1940 Act or the Advisers Act General Rules and Regulations under the Advisers Act, (B) conflicts or will conflict with the Certificate of Formation or Limited Liability Company Agreement of the Adviser, (C) constitutes or will constitute a material breach of or material default under any material agreement, indenture, lease or other instrument to which the Adviser is a party or by which it or any of its property may be bound, or (D) to my knowledge, results or will result in a material violation of any judgment, injunction, order or decree applicable to the Adviser.

7. No consent, approval, authorization, license or order of, or registration or filing with, the Commission, any arbitrator, any court, regulatory body, administrative agency or other governmental body, agency, or official of the State of Delaware or the United States of America is required on the part of the Adviser for the authorization, execution, delivery and performance of the Sales Agreement, or the consummation by the Adviser of the transactions contemplated thereby, except (i) routine filings necessary in connection with the conduct of the Adviser’s business, (ii) such as have already been obtained under the Securities Act, the 1940 Act and the

General Rules and Regulations under the 1940 Act, the Securities Act Rules and Regulations and the rules and regulations of the New York Stock Exchange, (iii) filings as may be required under state securities laws and (iv) filings required to maintain corporate and similar good standing and existence.

8. To my knowledge, there are no legal or governmental proceedings pending to which the Adviser is a party that are required to be disclosed in the Prospectus pursuant to Item 12 of Form N-2 under the Securities Act and the 1940 Act that are not so disclosed therein.

In addition, I or members of the legal department of the Adviser under my supervision have participated in conferences with officers and other representatives of the Trust, counsel for the Trust, the Adviser, the Trust’s investment sub-adviser, representatives of the independent registered public accounting firm of the Trust and you and your counsel at which the contents of the Registration Statement and the Prospectus and related matters were discussed.  I do not pass upon, or assume any responsibility for, the accuracy, completeness or fairness of the statements contained in or incorporated by reference into the Registration Statement and the Prospectus and have made no independent check or verification thereof.

On the basis of the foregoing, no facts have come to my attention that have led me to believe (i) that the Registration Statement, at the Effective Time (as defined below), and the Sales Agreement, at the time it became effective, contained an untrue statement of a material fact concerning the Adviser or omitted to state any material fact concerning the Adviser required to be stated therein or necessary to make the statements therein not misleading or (ii) that the Prospectus, as of the date of the Prospectus Supplement and as of the date hereof, contained or contains an untrue statement of a material fact concerning the Adviser or omitted or omits to state a material fact concerning the Adviser necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except that in each case I do not express any view as to the financial statements, schedules and other financial information, statistical data and financial projections included or incorporated by reference therein or excluded therefrom or the statements contained in the exhibits to the Registration Statement).

As used herein, “Effective Time” means the time of effectiveness of the Registration Statement for purposes of Section 11 of the Securities Act, as such section applies to you.